EXHIBIT 10.13

                             DEMAND PROMISSORY NOTE

$150,000.00                                                        APRIL 1, 2000

         FOR THE VALUE RECEIVED, ICEWEB, INC., a Delaware corporation ("Maker"), promises to pay to the order of JOHN SIGNORELLO ("Holder"), at such place as Holder may from time to time designate in writing, the principal sum of One Hundred-Fifty Thousand Dollars ($150,000.00), together with interest on any unpaid principal at the rate of twelve and one-half percent (12 1/2%) per annum.

1. All principal and interest as stated herein shall be due and payable upon the written demand therefor by Holder at the address specified by Holder. Interest on unpaid principal shall accrue as stated herein from and after the date of this Note until this Note is paid in full, except as otherwise provided hereafter.

2. The principal sum of this Note may be prepaid in full prior to any demand by Holder at any time without penalty, provided that all accrued interest must be paid at the time of such prepayment.

3. The principal sum of this Note shall be paid in lawful money of the United States according to the attached loan amortization schedule.

4. Any of the following shall constitute a default: (a) a default in the payment of the principal sum and related interest by Maker to Holder as and when the same shall become due and payable; (b) default in any other term or condition of this Note; and (c) institution of any proceedings by or against Maker under any Bankruptcy or insolvency statute or any assignment by Maker for the benefit of creditors or the appointment of a receiver, trustee, conservator or other judicial representative for Maker or for Maker's property. Maker during the length of this Note must be current on all Form 10-Qs and Form 10-Ks. Maker shall notify Holder in the event of any default by Maker under any other agreement, the filing of any liens against the property of the Maker or the filing of any lawsuits against the Maker.

5. Maker acknowledges and agrees that the indebtedness evidenced by this Note was incurred in the ordinary course of trade business.

6. Holder may delay or forego in exercising any of its rights or remedies without losing them.

7. Maker hereby waives demand for payment, presentment, protest and notice of dishonor in connection with this Note and the payment hereof.

8. The waiver by Holder of any breach or default by Maker hereunder shall not be deemed to be a waiver of any subsequent breach or default under the same or any other term, covenant or condition.

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9. This Note shall be governed and construed under the laws of the State of
Delaware.

10. Maker hereby agree to pay the costs and expenses, including reasonable attorneys' fees, which may be incurred by Holder in connection with the collection of the Note, whether or not suit is filed.

11. Any provision hereof found to be illegal, invalid or unenforceable for any reason whatsoever shall not affect the validity, legality or enforceability of the remainder hereof.

         IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Note on the date first above written.


                                        By: /s/ John Signorello
                                            -------------------
                                            John Signorello



                                        ICEWEB, INC.


                                        By: /s/ John Signorello
                                            -------------------
                                            John Signorello
                                            Chief Executive Officer


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